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                                    FORM OF


                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.


                            (a Delaware corporation)


                        1,400,000 Shares of Common Stock


                        INTERNATIONAL PURCHASE AGREEMENT









Dated: January __, 1999




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                               Table of Contents


INTERNATIONAL PURCHASE AGREEMENT..............................................1

     SECTION 1.  Representations and Warranties...............................4

                 (i)  Compliance with Registration Requirements...............4
                 (ii)  Independent Accountants................................5
                 (iii)  Financial Statements..................................5
                 (iv)  No Material Adverse Change in Business.................6
                 (v)  Good Standing of the Company............................6
                 (vi)  Good Standing of Subsidiaries..........................6
                 (vii)  Capitalization........................................7
                 (viii)  Authorization of Agreement...........................7
                 (ix)  Authorization and Description of Securities............7
                 (x)  Absence of Defaults and Conflicts.......................8
                 (xi)  Absence of Labor Dispute...............................8
                 (xii)  Absence of Proceedings................................9
                 (xiii)  Accuracy of Exhibits.................................9
                 (xiv)  Possession of Intellectual Property...................9
                 (xv)  Absence of Further Requirements........................9
                 (xvi)  Possession of Licenses and Permits...................10
                 (xvii)  Title to Property...................................10
                 (xviii)  Compliance with Cuba Act...........................11
                 (xix)  Investment Company Act...............................11
                 (xx)  Environmental Laws....................................11
                 (xxi)  Registration Rights..................................12
                 (xxii)  Taxes...............................................12
                 (xxiii)  Maintenance of Adequate Insurance..................12
                 (xxiv) Merger...............................................12

     SECTION 2.  Sale and Delivery to International
                              Managers; Closing..............................13

              (a)  Initial International Securities..........................13
              (b)  International Option Securities...........................13
              (c)  Payment...................................................14
              (d)  Denominations; Registration...............................15

     SECTION 3.  Covenants of the Company....................................15

              (a)  Compliance with Securities Regulations and
                         Commission Requests.................................15
              (b)  Filing of Amendments......................................15
              (c)  Delivery of Registration Statements.......................16
              (d)  Delivery of Prospectuses..................................16
              (e)  Continued Compliance with Securities Laws.................16
              (f)  Blue Sky Qualifications...................................17
              (g)  Rule 158..................................................17
              (h)  Use of Proceeds...........................................17

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              (i)  Listing...................................................17
              (j)  Restriction on Sale of Securities.........................17
              (k)  Reporting Requirements....................................18
              (l)  Compliance with Rule 463..................................18
              (m)  Compliance with NASD Rules................................18

     SECTION 4.  Payment of Expenses.........................................19

              (a)  Expenses..................................................19
              (b)  Termination of Agreement..................................19

     SECTION 5.  Conditions of International
                              Managers' Obligations..........................19

              (a)  Effectiveness of Registration Statement...................20
              (b)  Opinion of Counsel for Company............................20
              (c)  Opinion of Counsel for the International Managers.........20
              (d)  Officers' Certificate.....................................21
              (e)  Accountants' Comfort Letter...............................21
              (f)  Bring-down Comfort Letter.................................21
              (g)  Approval of Listing.......................................21
              (h)  No Objection..............................................22
              (i)  Lock-up Agreements........................................22
              (j)  Purchase of Initial U.S. Securities.......................22
              (k) Conditions to Purchase of International
                         Option Securities...................................22
                 (i)  Officers' Certificate..................................22
                 (ii)  Opinion of Counsel for Company........................22
                 (iii)  Opinion of Counsel for the International
                              Managers.......................................22
                 (iv)  Bring-down Comfort Letter.............................22
              (l)  Additional Documents......................................23
              (m)  Termination of Agreement..................................23

     SECTION 6.  Indemnification.............................................23

              (a)  Indemnification of International Managers.................23
              (b)  Indemnification of Company, Directors and
                         Officers............................................25
              (c)  Actions against Parties; Notification.....................25
              (d)  Settlement without Consent if Failure to
                         Reimburse...........................................26
              (e)  Indemnification for Reserved Securities...................26

     SECTION 7.  Contribution................................................26

     SECTION 8.  Representations, Warranties and
                              Agreements to Survive Delivery.................28

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     SECTION 9.  Termination of Agreement....................................28

              (a)  Termination; General......................................28
              (b)  Liabilities...............................................29

     SECTION 10.  Default by One or More of
                              the International Managers.....................29

     SECTION 11.  Default by the Company.....................................30

     SECTION 12.  Notices....................................................30

     SECTION 13.  Parties....................................................30

     SECTION 14.  GOVERNING LAW AND TIME.....................................30

     SECTION 15.  Effect of Headings.........................................31


SCHEDULES
     Schedule A - List of Underwriters..................................Sch A-1
     Schedule    B - Pricing Information................................Sch B-1
     Schedule C - List of Persons Subject to Lock-up....................Sch C-1

EXHIBITS
     Exhibit A - Form of Opinion of Company's Counsel.......................A-1
     Exhibit B - Form of Lock-up Letter.....................................B-1

ANNEXES
     Annex A - Form of Comfort Letter.......................................A-1

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                 AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

                           (a Delaware corporation)

                       1,400,000 Shares of Common Stock

                          (Par Value $0.01 Per Share)

                       INTERNATIONAL PURCHASE AGREEMENT

                                                               January __, 1999

MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
  as Lead Managers of the several International Managers
c/o  Merrill Lynch International
20 Farringdon Road
London EC1M 3NH
England

Ladies and Gentlemen:

         American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company") confirms its agreement with Merrill Lynch International ("Merrill Lynch") and each of the other International Managers named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette International, Morgan Stanley & Co. International Limited and PaineWebber International (U.K.) Limited are acting as lead managers (in such capacity, the "Lead Managers"), with respect to (i) the sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") set forth in Schedule A hereto and (ii) the grant by the Company to the Lead Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 210,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 1,400,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 210,000 shares of Common Stock subject to the option described in Section 2(b) hereof


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(the "International Option Securities") are hereinafter called, collectively, the "International Securities".

         It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of 5,600,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters inside the United States and Canada (the "U.S. Underwriters") for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated and PaineWebber Incorporated are acting as representatives (the "Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 840,000 additional shares of Common Stock solely to cover over allotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities." It is understood that (a) the Company is not obligated to sell, and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters and (b) the Company is not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

         The International Mangers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities," and the International Securities, and the U.S. Securities are hereinafter collectively called the "Securities."

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company understands that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

         The Company and the International Managers understand that up to 700,000 shares of the Initial U.S. Securities to be purchased by



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the U.S. Underwriters (the "Reserved Securities") shall be reserved for sale by the U.S. Underwriters to certain eligible employees and persons having business relationships with the Company, as part of the distribution of the Initial U.S. Securities by the U.S. Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-53491) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectuses are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of U.S. Prospectus is identical to the Form of International Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting". The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." The Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration

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statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus" respectively, and collectively the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated January 8, 1999 and preliminary U.S. Prospectus dated January 8, 1999, respectively, each together with the applicable Term Sheet, and all references in this Agreement to the date of the Prospectuses shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1. Representations and Warranties. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not

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         misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and each of the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedule included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedule and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the respective statement of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedule included in the Registration Statement presents fairly in all material respects in accordance with GAAP the information required to be stated therein. The

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         selected financial data and the summary financial information included in the Prospectuses present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statement and the related notes thereto included in the Registration Statement and the Prospectuses present fairly in all material respects the information shown therein, have been prepared and presented in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein,
         (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries (taken as a whole), whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries (taken as a whole), and
         (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement and under the U.S. Purchase Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and

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         authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the Subsidiaries listed on Exhibit 21 to the Registration Statement.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or the International Purchase Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (viii) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (ix) Authorization and Description of Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and to the U.S. Underwriters pursuant to the U.S. Purchase Agreement and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and therein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the

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         issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default, or, to the Company's knowledge, alleged by any other party to be in default, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated herein and therein and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds" and compliance by the Company with its obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder and thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required, and the descriptions of all such contracts and documents in the Prospectuses are complete and accurate in all material respects.

                  (xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement or the U.S. Purchase Agreement, in connection with the offering, issuance or sale of the Securities hereunder or thereunder or the consummation of the transactions contemplated by this Agreement or the U.S. Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state or foreign securities laws.

                  (xvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xvii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xviii) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

                  (xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xx) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, legally binding policy or rule of common law or any judicial or legally binding administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws (except for such permits, authorizations and approvals the absence of which would not result in a Material Adverse Effect) and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental
         Laws.

                  (xxi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act except as described in the Prospectuses. All applicable "piggy-back" registration rights otherwise applicable and entitling the persons holding such rights to have any securities so registered have been duly and validly waived or otherwise relinquished in respect of the Registration Statement and the transactions contemplated thereby.

                  (xxii) Taxes. The Company and each of its subsidiaries have filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns (after giving effect to extensions) and have paid all taxes shown as due thereon or with respect to any of its properties, except for taxes being contested in good faith for which adequate reserves have been provided, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company, any of its subsidiaries or any of their properties or assets that would result in a Material Adverse Effect.

                  (xxiii) Maintenance of Adequate Insurance. The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is reasonably prudent in the business in which it is engaged or proposed to engage after giving effect to the transactions described in the Prospectuses; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

                  (xxiv) Merger. The Company and American Axle & Manufacturing of Michigan, Inc., a Michigan corporation ("AAMM"), had all corporate power and authority to carry out the merger of AAMM into the Company (the "Merger"), and the Company, AAMM and their respective stockholders have taken all action required by law and their respective charters and bylaws or otherwise to approve the Merger; the consummation of the Merger did not contravene any provision of applicable law or the respective charters or bylaws of the Company and AAMM or any provision of any material agreement or other material instrument binding upon the Company or AAMM or any order, writ, injunction or decree of any jurisdiction, court or governmental body, and no consent, approval, authorization or order of any court or governmental agency or body was required for the consummation of the Merger, except such as were obtained; the Merger became effective on January 22, 1999, in accordance with the laws of Michigan and Delaware; and the Merger will not result in the recognition of any material liability under the Internal Revenue Code of 1986, as amended (the "Code") or otherwise for taxes for the Company or any of its subsidiaries.

         Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Lead Managers or to counsel for the International Managers and the U.S. Underwriters shall be deemed a representation and warranty by the Company to each International Manager and each U.S. Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to International Managers; Closing.

         (a) Initial International Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, that number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the International Managers as the Lead Managers in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) International Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 210,000 shares of Common Stock, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Underwriter bears to the total number of Initial International Securities, and the Company shall sell such number of International Option Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial International Securities shall be made at the offices of Mayer Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of

Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each International Manager as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall reasonably object in writing within a reasonable period of time.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Manager without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement the Prospectuses in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds."

         (i) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange and will file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities listed thereon.

         (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) grants of stock options and other awards pursuant to the terms of the Company's stock option plans in effect on the date hereof and described in the Prospectuses, (C) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses or
(D) offers, sales and issuances of shares of Common Stock, options, rights or warrants to purchase or any securities convertible into or exercisable or exchangeable for Common Stock in connection with acquisitions of businesses, companies or assets by the Company so long as the recipients of such shares, options, rights, warrants or convertible securities are subject to the restrictions of this Section 3(j) until the expiration of such 180 day period.

         (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         (l) Compliance with Rule 463. The Company will comply with the reporting requirements of Rule 463 of the 1933 Act Regulations.

         (m) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of effectiveness of the Registration Statement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses including, without limitation, legal expenses they incur in connection with such release.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the International Managers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the International Managers,
(iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities,
(vii)the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and
(ix) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company. It is understood, however, that except as provided in this Section or Sections 6, 7 or 9 hereof, the Underwriters shall pay their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes due upon resale of any of the Securities by them and any advertising expenses incurred in connection with any offers they may make.

         (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 (other than as a result of the failure to satisfy the condition set forth in Section 5(h)),
Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

         SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the Company, and Patrick S. Lancaster, Esq., General Counsel of the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibits A-1 and A-2 hereto and to such further effect as counsel to the International Managers may reasonably request.

         (c) Opinion of Counsel for the International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown & Platt, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Underwriters with respect to the matters set forth in clauses (i) (solely as to the valid existence and good standing and corporate power and authority of the Company), (ii) (solely as to the Securities), (iii) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (iv) through (vi), inclusive, (vii) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock"), (xvi) and the penultimate paragraph of Exhibit A-1 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers.

Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or any of its subsidiaries whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (e) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from each of Deloitte & Touche LLP and Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Lead Managers together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Annex A hereto and otherwise containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

         (f) Bring-down Comfort Letter. At Closing Time, the Lead Managers shall have received from each of Deloitte & Touche LLP and Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (h) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (i) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

         (j) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

         (k) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for Company. The favorable opinion of Simpson Thacher & Bartlett, counsel for the Company, and Patrick S. Lancaster, General Counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iii) Opinion of Counsel for the International Managers. The favorable opinion of Mayer, Brown & Platt, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
         Section 5(c) hereof.

                  (iv) Bring-down Comfort Letter. A letter from each of Deloitte & Touche LLP and Ernst & Young LLP, in form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (l) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

         (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant International Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of International Managers. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) and (B) as to any preliminary prospectus, this indemnity agreement shall not inure to the benefit of any International Manager or any person, if any, who controls any International Manager within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act on account of any loss, liability, claim, damage or expense arising from the fact that such International Manager sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the International Prospectus (as then amended or supplemented) in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof to such International Manager in the quantities requested and the loss, liability, claim, damage or expense of such International Manager results from an untrue statement or omission of a material fact contained in such preliminary prospectus which the Company has sustained the burden of proving was corrected in the International Prospectus (as then amended or supplemented).

         (b) Indemnification of Company, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch; and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel which are reimbursable under this Section 6 or Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement, which notice shall include a statement by the indemnified party that it proposes to enter into such settlement on such terms to the extent permitted by this Section 6(d), at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless the Underwriters from and against any and all losses, expenses and liabilities incurred by them as a result of (i) the failure of the designated employees or other persons to pay for and accept delivery of shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase and (ii) the violation of any securities laws of foreign jurisdictions where Reserved Securities have been offered.

         SECTION 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other hand from the offering of the International Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an International Managers within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the International Managers.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the New York Stock Exchange or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the International Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Lead Manager shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the International Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting International Manager.

         No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either (i) the Lead Managers or

(ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for a International Manager under this Section 10.

         SECTION 11. Default by the Company. If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of International Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at Merrill Lynch, Sears Tower Building, Suite 5500, Chicago, Illinois 60606, attention of Michael O'Grady; and notices to the Company shall be directed to it at 1840 Holbrook Avenue, Detroit, Michigan 48212, attention of Patrick S. Lancaster, Esq.

         SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the International Managers, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Managers and the Company in accordance with its terms.


                                         Very truly yours,

                                         AMERICAN AXLE & MANUFACTURING
                                         HOLDINGS, INC.


                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:


CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
PAINEWEBBER INTERNATIONAL (U.K.) LIMITED

By: MERRILL LYNCH INTERNATIONAL


By  ---------------------------------------------
    Authorized Signatory


For themselves and as Lead Manager of the other International Managers named in Schedule A hereto.

                                   SCHEDULE A




                                                            Number of
                                                             Initial
                        Name of International Manager     International
                                                            Securities
Merrill Lynch International...........................

Credit Suisse First Boston Corporation................

Donaldson, Lufkin & Jenrette International............

Morgan Stanley & Co. International Limited............

PaineWebber International (U.K.) Limited..............







                                                        -------------
     Total.............................................     1,400,000
                                                        =============





                                    Sch A-1

                                   SCHEDULE B

                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
                        1,400,000 Shares of Common Stock
                          (Par Value $0.01 Per Share)


1. The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $-----.

2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $____________, being an amount equal to the initial public offering price set forth above less $_________ per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.




                                    Sch B-1

                                   SCHEDULE C

                           PERSONS SUBJECT TO LOCK-UP


Blackstone Capital Partners II Merchant Banking Fund L.P.
Blackstone Offshore Capital Partners II L.P.
Blackstone Family Investment Partnership II L.P.
Blackstone Management Associates II L.L.C.
Jupiter Capital Corporation

Richard E. Dauch
B.G. Mathis
Michael D. Alexander
Joel D. Robinson
Marion A. Cumo, Sr.
David C. Dauch
Richard F. Dauch
George J. Dellas
David J. Demos
Patrick S. Lancaster
Allan R. Monich
Daniel V. Sagady, P.E.
Michael D. Straney
Gary J. Witosky
Robert A. Krause

Glenn H. Hutchins
Bret D. Pearlman
David A. Stockman




                                    Sch C-1

                                                                    Exhibit A-1

                 FORM OF OPINION OF SIMPSON THACHER & BARTLETT,
                            COUNSEL TO THE COMPANY,
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

         (i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

         (ii) All outstanding shares of the Company's Common Stock and the Securities have been duly authorized, and all outstanding shares of the Company's Common Stock have been and, upon payment and delivery in accordance with the Purchase Agreements, the Securities will be, validly issued, fully paid and nonassessable.

         (iii) There are no preemptive rights under federal law, under the Delaware General Corporation Law or under any agreement or other instrument known to us to subscribe for or purchase the Securities. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Company's capital stock pursuant to the Company's charter or by-laws or, except as otherwise disclosed in the Registration Statement and except for restrictions on transfer applicable to parties to the Stockholders' Agreement or shares of the Company's Common Stock issued under the Option Plan or the Replacement Plan (as such terms are defined in the Registration Statement), any agreement or other instrument.

         (iv) Each of the U.S. Purchase Agreement and the International Purchase Agreement has been duly authorized, executed and delivered by the Company.

         (v) The Registration Statement [, including any Rule 462(b) Registration Statement,] has become effective under the 1933 Act, and the Prospectuses were timely filed on ___________, 1999 pursuant to Rule 424(b) and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement [or any Rule 462(b) Registration Statement] has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

         (vi) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable


                                     A-1-1
                  statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

         (vii) The statements made in the Prospectuses under the caption "Description of Capital Stock," insofar as they purport to constitute summaries of the terms of the Company's Common Stock (including the Securities), constitute accurate summaries of the terms of such Common Stock in all material respects.

         (viii) The statements made in the Prospectuses under the captions "Prospectus Summary -- The Company -- The 1994 Acquisition," "-- The Recapitalization" and "-- Business Strategy -- Pursue Selected Acquisition Opportunities"; "Risk Factors -- Reliance on GM," "-- Transition from CSA to MOU and LPCs," "-- Labor Relations," "-- Leverage," "-- Debt Covenants," "-- Inventory Management; Reliance on Single Source Suppliers," "-- Control by Principal Stockholder" and "-- Shares Eligible for Future Sale"; "The Recapitalization"; "Use of Proceeds"; "Dividend Policy"; "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Company Overview,"
                  "-- Liquidity and Capital Resources," "-- Financial Instruments Market Risk" and "-- Litigation and Environmental Regulations"; "Business -- The 1994 Acquisition," "-- Business Strategy -- Pursue Selected Acquisition Opportunities,"
                  "-- Contractual Arrangements with GM," "--Associates," and
                  "-- Environmental Matters"; "Management -- Stock Options,"
                  "-- Indemnification of Officers and Directors" and
                  "-- Employment Agreement"; "Certain Transactions"; "Description of Certain Indebtedness," and "Shares Eligible for Future Sale," insofar as they purport to constitute summaries of the terms of contracts and other documents, constitute accurate summaries of the terms of such contracts and other documents in all material respects; and, to such counsel's knowledge, there are no contracts, instruments or other documents of a character required to be described in the Registration Statement or Prospectuses or to be filed as exhibits to the Registration Statement which are not described and filed as required.

         (ix) The statements made in the Prospectuses under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Litigation and Environmental Regulations," "Business -- Environmental Matters," "Description of Capital Stock," and in the Registration Statement under Item 14, insofar as they purport to constitute summaries of the terms of New York or federal statutes or the Delaware General Corporation Law, rules and regulations thereunder, legal proceedings or legal conclusions, or the Company's charter and bylaws, constitute accurate summaries thereof in all material respects.

         (x) The statements made in the Prospectuses under the caption "Certain United States Federal Tax Consequences to Non- U.S. Holders of Common Stock," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.



                                     A-1-2

         (xi) No filing, consent, approval, authorization, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to such counsel's knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of the U.S. Purchase Agreement and the International Purchase Agreement, except for the registration under the 1933 Act of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

         (xii) The issue and sale of the Securities by the Company, the execution and delivery by the Company of the U.S. Purchase Agreement and International Purchase Agreement, the consummation of the transactions provided for in the U.S. Purchase Agreement and the International Purchase Agreement, the compliance by the Company with all of the provisions of the U.S. Purchase Agreement and the International Purchase Agreement and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds" do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with, breach or result in a default or, except as contemplated under "Use of Proceeds" in the Registration Statement, a Repayment Event (as defined in Section 1(x) of the U.S. Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to the Registration Statement (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in a violation of the charter or bylaws of the Company or any subsidiary, or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any judgment, order, writ or decree known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties, assets or operations.


                                     A-1-3

         (xiii) To such counsel's knowledge, there are no contracts or agreements between the Company or any subsidiary and any person granting such person the right (other than rights which have been waived) to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

         (xiv) The Company is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

         (xv) The Company had all corporate power and authority to carry out the merger of and American Axle & Manufacturing of Michigan, Inc., a Michigan corporation ("AAMM") into the Company (the "Merger"), and the Company and its stockholders have taken all action required by law and the Company's charter and bylaws or otherwise to approve the Merger; the consummation of the Merger did not contravene any provision of applicable law or the charter or bylaws of the Company or, to such counsel's knowledge, any provision of any material agreement or other material instrument binding upon the Company or any order, writ, injunction or decree of any jurisdiction, court or governmental body, and no consent, approval, authorization or order of any court or governmental agency or body was required for the consummation of the Merger, except such as were obtained; the Merger became effective on January 22, 1999, in accordance with the laws of Delaware; and the Merger will not result in the recognition of any material liability under the Internal Revenue Code of 1986, as amended, or otherwise for taxes for the Company or any of its subsidiaries.



         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel employed by the Company, representatives of the independent public accountants for the Company, representatives



                                     A-1-4
of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and Prospectuses and related matters were discussed and, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses except as set forth in paragraphs (vii), (viii), (ix) and (x) above and have not made any independent check or verification thereof, on the basis of the foregoing, (i) in such counsel's opinion, the Registration Statement or any amendment thereto, [including any Rule 462(b) Registration Statement,] the Rule 430A Information and the Rule 434 Information (if applicable), as the time such Registration Statement or any such amendment became effective, and the Prospectuses, as of ____________, 1999, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder, except that such counsel need express no opinion with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectuses and (ii) such counsel has no reason to believe that either the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectuses or any amendment or supplement thereto, at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectuses.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials which are furnished to the Representatives. In addition, such counsel may state their opinion is limited to matters governed by the laws of the State of New York, the corporate law of State of Delaware and the federal law of the United States.



                                     A-1-5

                                                                    Exhibit A-2

                 FORM OF OPINION OF PATRICK S. LANCASTER, ESQ.,
                        GENERAL COUNSEL OF THE COMPANY,
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

         (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (ii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and each such Subsidiary has corporate power and authority to conduct its business as described in the Registration Statement and the Prospectuses, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction where such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital of each Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and, to such counsel's knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

         (iii) To such counsel's knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement, except for such defaults that would not result in a Material Adverse Effect.

         (iv) To such counsel's knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material


                                     A-2-1

                  Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement or the performance by the Company of its obligations thereunder.

         (v) To such counsel's knowledge, no filing, consent, approval, authorization, registration or qualification of or with any governmental agency or body or any court, is required for the issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of the U.S. Purchase Agreement and International Purchase Agreement, except for the registration under the 1933 Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

         (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Historical" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses).

         (vii) None of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; and the issuance and sale of the Securities by the Company is not subject to the preemptive or other similar rights of any securityholder of the Company.

         (viii) The issue and sale of the Securities by the Company, the execution, delivery and performance by the Company of the U.S. Purchase Agreement and the International Purchase Agreement, the compliance by the Company with all of the provisions thereof and the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement and in the Registration Statement (including the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with, breach or result in a default or Repayment Event (as defined in Section 1(x) of the U.S. Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note,


                                     A-2-2
                  lease or any other agreement or instrument, known to such counsel, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in a violation of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgement, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

         (ix) To such counsel's knowledge, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and to such counsel's knowledge, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

         (x) There are no statutes or regulations material to the Company or its operations or, to such counsel's knowledge, pending or threatened legal or governmental proceedings required to be described in the Prospectuses which are not described as required, or any contracts, instruments or other documents of a character required to be described in the Registration Statement or Prospectuses or to be filed as exhibits to the Registration Statement which are not described and filed as required; and all descriptions in the Registration Statement of contracts and other agreements to which the Company or its subsidiaries are a party are complete and accurate in all material respects.

         (xi) American Axle & Manufacturing of Michigan, Inc., a Michigan corporation ("AAMM"), had all corporate power and authority to carry out the merger of AAMM into the Company (the "Merger"), and AAMM and its stockholders have taken all action required by law and its charter and bylaws or otherwise to approve the Merger; the consummation of the Merger did not contravene any provision of applicable law or the charter or bylaws of AAMM or any provision of any material agreement or other material instrument binding upon the Company or AAMM or any order, writ, injunction or


                                     A-2-3
                  decree of any jurisdiction, court or governmental body, and no consent, approval, authorization or order of any court or governmental agency or body was required for the consummation of the Merger, except such as were obtained; the Merger became effective on January __, 1999, in accordance with the laws of Michigan; and the Merger will not result in the recognition of any material liability under the Internal Revenue Code of 1986, as amended, or otherwise for taxes for the Company or any of its subsidiaries.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel to the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and Prospectuses and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses except as set forth in paragraph (vi) above and has not made any independent check or verification thereof, on the basis of the foregoing, nothing has come to such counsel's attention that leads him to believe that either the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), at the time such Registration Statement or any such amendment became effective or at the Closing Time, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectuses or any amendment or supplement thereto, at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectuses.



                                     A-2-4

                                                                      Exhibit B

                  FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR
                  OTHER STOCKHOLDERS PURSUANT TO SECTION 5(i)



                                January __, 1999

MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON CORPORATION
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
  as Lead Managers of the several International Managers to be named in the within mentioned International Purchase Agreement c/o Merrill Lynch International 20 Farringdon Road
London EC1M 3NH
England

     Re:       Proposed Public Offering by American Axle & Manufacturing
               Holdings, Inc.

Dear Sirs:

         The undersigned, a stockholder [and an officer and/or director] of American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch International ("Merrill Lynch") and Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette International, Morgan Stanley & Co. International Limited and PaineWebber International (U.K.) Ltd. propose to enter into a International Purchase Agreement (the "International Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $0.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the International Purchase Agreement that, during a period of 180 days from the date of the International Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or cause the Company to file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or
(ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.


                                       Very truly yours,



                                       Signature:
                                                 ------------------------------

                                       Print Name:
                                                   ----------------------------

                                                                        Annex A

          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)

We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations

(i) in our opinion, the audited financial statements and the related financial statement schedules included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

(ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the three month periods ended March 31, 1997 and March 31, 1998 included in the Registration Statement and the Prospectus (collectively, the "Quarterly Financials"), a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the ____________ and ____________ Committees of the Board of Directors of the Company and any subsidiary committees since January 1, 1998, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the three-month periods ended March 31, 1997 and March 31, 1998 and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

         (A) the Quarterly Financials included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or any material modifications should be made to the unaudited consolidated financial statements included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

         (B) at [_________, 19___ and at] a specified date not more than five days prior to the date of this Agreement, there was any change in the ___________ of the Company and its subsidiaries or any decrease in the
         __________ of the Company and its subsidiaries or any increase in the
         __________ of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

         (C) [for the period from _________, 19___ to _________, 19___ and ]
         for the period from _________, 19___ to a specified date not more than five days prior to the date of this Agreement, there was any decrease in _________, __________ or ___________, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

(iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Data included in the Registration Statement and a reading of the financial statements from which such data were derived, nothing came to our attention that caused us to believe that the Selected Financial Data included in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles;

(iv) we have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

(v) based upon the procedures set forth in clause (ii) above, a reading of the unaudited financial statements of the Company for [the most recent period] that have not been included in the Registration Statement and a review of such financial statements in accordance with SAS 71, nothing came to our attention that caused us to believe that the unaudited amounts for _____________ for the [most recent period] do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements;

(vi) we are unable to and do not express any opinion on the Pro Forma Condensed Consolidated Financial Data (the "Pro Forma Statements) included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statements; however, for purposes of this letter we have:

         (A)      read the Pro Forma Statements;

         (B) performed [an audit] [a review in accordance with SAS 71] of the financial statements to which the pro forma adjustments were applied;

         (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

         (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; and on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statements included in the Registration Statement do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

(vii) in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.